UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): November 9, 2006

COURIER CORPORATION

(Exact name of registrant as specified in its charter)

Massachusetts

(State or other jurisdiction of incorporation or organization)

Commission File Number: 0-7597

IRS Employer Identification Number: 04-2502514

15 Wellman Avenue, North Chelmsford, MA	01863
(Address of principal executive offices)	(Zip Code)

(978) 251-6000

(Registrant’s telephone number, including area code)

No Change

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.  Entry into a Material Definitive Agreement

On November 9, 2006, the Company amended its Amended and Restated Revolving Credit Agreement with Sovereign Bank, Citizens Bank of Massachusetts and KeyBank National Association by adding JPMorgan Chase Bank, N.A. and Wells Fargo Bank, N.A. to the Agreement.  The Company also amended certain other provisions, including increasing the amount of the facility to $100 million from $60 million and extending the maturity date.  The full text of the amendment is furnished as Exhibit 10 hereto.

Item 2.03.  Creation of a Direct Financial Obligation or an Obligation Under an Off-Balance Sheet Arrangement of a Registrant.

The disclosure set forth in Item 1.01 of this Report is hereby incorporated by reference.

Item 9.01.  Financial Statements and Exhibits.

(d)         Exhibits.

10                                   Amendment, dated November 9, 2006, to Amended and Restated Revolving Credit Agreement, dated as of March 31, 2003, between Courier Corporation, Sovereign Bank, Citizens Bank of Massachusetts, KeyBank National Association, JPMorgan Chase Bank, N.A. and Wells Fargo Bank, N.A., providing for a $100 million revolving credit facility.

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SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

COURIER CORPORATION

	By:	/s/ Peter M. Folger
Peter M. Folger
Senior Vice President and
Chief Financial Officer
Date:	November 15, 2006

Exhibit Index

10                                    Amendment, dated November 9, 2006, to Amended and Restated Revolving Credit Agreement, dated as of March 31, 2003, between Courier Corporation, Sovereign Bank, Citizens Bank of Massachusetts, KeyBank National Association, JPMorgan Chase Bank, N.A. and Wells Fargo Bank, N.A., providing for a $100 million revolving credit facility.